CERTIFICATE OF CORRECTION
                                       to
                            ARTICLES OF INCORPORATION
                                       of
                          THE CINTRA SELECT FUND, INC.





     The CINTRA Select Fund, Inc., a Maryland corporation, having its principal office in Baltimore, Maryland, hereby certifies to the Maryland State Department of Assessments and Taxation ("SDAT") that:

     FIRST: Articles of Incorporation of The CINTRA Select Fund, Inc. were filed with SDAT on June 28, 2002 and said Articles of Incorporation require correction as permitted by Section 1-207 of the Maryland General Corporation Law.

     SECOND: (A) Article XII of the Articles of Incorporation entitled Merger, Sale of Assets, Liquidation as previously filed and to be corrected and renumbered reads as follows:

                                   ARTICLE XII

                       MERGER, SALE OF ASSETS, LIQUIDATION

         Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation, a favorable vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of capital stock of the Corporation entitled to be voted on the matter shall be required to approve, adopt or authorize (i) a merger or consolidation or statutory share exchange of the Corporation with any other corporation or (ii) a sale of all or substantially all of the assets of the Corporation (other than in the regular course of its investment activities), unless such action has previously been approved, adopted or authorized by the affirmative vote of at least two-thirds of the total number of directors fixed in accordance with the By-Laws of the Corporation, in which case the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required.

         (B) Article XII of the Articles of Incorporation entitled Merger, Sale of Assets, Liquidation as corrected and renumbered shall hereby read as follows:


                                  ARTICLE XIII

                       MERGER, SALE OF ASSETS, LIQUIDATION

                Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation, a favorable vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of capital stock of the Corporation entitled to be voted on the matter shall be required to approve, adopt or authorize
         (i) a merger or consolidation or statutory share exchange of the Corporation with any other corporation, (ii) a sale of all or substantially all of the assets of the Corporation (other than in the regular course of its investment activities), or (iii) a liquidation or dissolution of the Corporation, unless such action has previously been approved, adopted or authorized by the affirmative vote of at least two-thirds of the total number of directors fixed in accordance with the By-Laws of the Corporation, in which case the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required.

     THIRD: (A) Article XIII of the Articles of Incorporation as previously filed and to be corrected and renumbered reads as follows:


                                  ARTICLE XIII

                                    AMENDMENT

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Charter, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provisions of the charter or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the Charter or the By-Laws of the Corporation), the amendment or repeal of Section (1), Section (3), Section (4) or Section (5) of Article VI, Article VIII, Article X, Article XI, Article XII or this Article XIII of the Charter shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares then entitled to be voted on the matter.


         (B) Article XIII of the Articles of Incorporation as corrected and renumbered shall hereby read as follows:

                                   ARTICLE XIV

                                    AMENDMENT

                The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Charter, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provisions of the Charter or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the Charter or the By-Laws of the Corporation), the amendment or repeal of Section (1), Section (3), Section (4), Section (5) or Section (6) of Article VI, Article VIII,
         Article X, Article XI, Article XII, Article XIII or this Article XIV of the Charter shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares then entitled to be voted on the matter.


     FOURTH:   The  inaccuracy  or  defect  in  the  Articles  of  Incorporation previously filed was an error in transcription.



         IN WITNESS WHEREOF, the incorporator who signed the Articles of Incorporation has caused this Certificate of Correction to be executed on this 8th day of July, 2002.


                                                          INCORPORATOR:


                                                          -----------------
                                                          Stacy H. Ostrowski